 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Borr Drilling Limited of our report dated 15 June 2020 relating to the financial statements which appear in Borr Drilling Limited’s Annual Report on Form 20-F for the year ended 31 December 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Watford, United Kingdom

March 19, 2021